SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 31, 2015

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

201 E. Sandpointe Avenue, 8th Floor
Santa Ana, California 92707
(Address of principal executive offices, with Zip Code)

(714) 918-9500
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	1
SIGNATURE	2

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers

Effective at the end of business on March 31, 2015, Mark S. Kopaskie resigned as UEI’s Executive Vice President, General Manager U.S. Operations and will cease being a Section 16 reporting person. Thereafter, he will continue his employment as a non-executive employee providing assistance to the CEO and other executive officers on special projects until December 31, 2016.

Effective January 5, 2015, Lou Hughes was promoted to the position of Executive Vice President, Americas. He and Mr. Kopaskie worked together during the three month transition and, effective April 1, 2015, will assume all direct reports and responsibilities previously held by Mr. Kopaskie within that region.

Mr. Hughes, age 50, joined UEI in 2005 as General Manager of Simple Devices as part of the Company’s acquisition of Simples Devices, Inc. in that same year. From 2008 to 2011, he was UEI’s Vice President Corporate Development. From 2011 to 2014, he was the Company’s Senior Vice President - Americas and was promoted to his current position in 2015. Prior to joining UEI, Mr. Hughes co-founded SimpleDevices, Inc. (a company that pioneered local area network digital media distribution to a wide variety of consumer electronics devices) and Supplybase (a company that provided enterprise wide, web-based supply chain management systems and information). He also held various positions with General Electric Company over a ten year period. Mr. Hughes does not have an employment contract with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: March 31, 2015	By: /s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer
(Principal Financial Officer)

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